Exhibit 10.3

Execution Version

FOURTH AMENDMENT
TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 5, 2016, is among SANCHEZ PRODUCTION PARTNERS LP, a Delaware limited partnership (the “Borrower”), the guarantors party hereto (the “Guarantors”), each of the Lenders party hereto, and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”), and relates to that certain Third Amended and Restated Credit Agreement, dated as of March 31, 2015 (as amended, restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”; and as amended hereby, the “Credit Agreement”), among the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, and ROYAL BANK OF CANADA, as letter of credit issuer.

WITNESSETH:

WHEREAS, the Borrower intends to enter into that certain Purchase and Sale Agreement between Sanchez Energy Corporation, a Delaware corporation (“SN”), SN Midstream, LLC, a Delaware limited liability company (“SN Midstream”), and the Borrower on or about July 5, 2016 (the “Carnero PSA”), pursuant to which the Borrower intends to acquire from SN Midstream fifty percent (50%) of the equity of Carnero Gathering, LLC, a Delaware limited liability company (“Carnero Gathering”), which owns certain midstream oil and gas assets located in Webb County, Texas, as more particularly described in the Carnero PSA, for approximately $37,000,000 (such acquisition, the “Carnero Acquisition”);

WHEREAS, the parties hereto desire to make certain amendments to the Existing Credit Agreement to allow the Borrower to acquire Carnero Gathering and make investments in certain other joint ventures on the terms and conditions provided herein;

WHEREAS, the parties hereto also desire to correct certain scrivener’s errors in the Existing Credit Agreement; and

WHEREAS, Section 12.02 of the Existing Credit Agreement provides that the Borrower and the Lenders may amend the Existing Credit Agreement and the other Loan Documents for certain purposes;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)    The fourth paragraph in the Recitals of the Credit Agreement is hereby amended to replace the reference to “[_______], 2015” therein with “September 25, 2015” and to replace the reference to “$[320,000,000]” therein with“$348,840,250”.

(b)    Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “First Amendment Effective Date” therein with the definition below of “Second Amendment Effective Date”, and inserting such term in the appropriate alphabetical order:

“Second Amendment Effective Date” shall have the meaning set forth in that certain Joinder, Assignment and Second Amendment to Third Amended and Restated Credit Agreement dated as of October 14, 2015, among the Borrower, the Guarantors, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

Each reference in the Credit Agreement to the defined term “First Amendment Effective Date” shall hereby be amended and replaced with the defined term “Second Amendment Effective Date”.

(c) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms therein in the appropriate alphabetical order:

“Carnero Gathering Agreement” means that certain Firm Gas Gathering Agreement by and among SN, SN Catarina and TPL SouthTex Processing Company dated as of October 2, 2015.

“Carnero Services Agreement” means that certain Services and Secondment Agreement between Carnero Gathering LLC, as owner, and TPL SouthTex Processing Company, as service provider, dated as of June 23, 2016.

“Carnero Transportation Services Agreement” means that certain Amended and Restated Transportation Services Agreement between Carnero Gathering LLC, as owner, and TPL SouthTex Processing Company LP, as shipper, dated as of June 23, 2016.

“Excess Cash” has the meaning assigned to such term in Section 3.03(c)(iv).

“Joint Venture” means, as to any Person, any other Person (a) in which such Person owns fifty percent (50%) or less of an interest in the profits or capital of such other Person or lacks sufficient Equity Interests or other voting ownership interest to enable such Person ordinarily to elect a majority of the directors of such other Person and (b) the business purpose of which is to engage in Midstream Activities by acquiring or constructing, and thereafter owning and operating, Midstream Properties that are related by project type or class, geography or other similar characteristics, of the same type conducted by the Borrower or a Subsidiary.  The definition of “Joint Venture” shall include Carnero Gathering, LLC.

“Midstream Activities” means with respect to any Person, collectively, (i) gathering, compressing, treating, processing and transporting natural gas, crude, condensate and

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natural gas liquids, (ii) fractionating and transporting natural gas, crude, condensate and natural gas liquids, (iii) marketing natural gas, crude, condensate and natural gas liquids, and (iv) water distribution, supply, treatment and disposal services, and all other similar activities.

“Permitted Joint Venture Debt” means, with respect to any Joint Venture, its accounts payable and other accrued expenses, liabilities or obligations to pay for the deferred purchase price of Property or services from time to time incurred in the ordinary course of business with respect to which no more than 90 days have elapsed since the date of invoice therefor or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

“Trigger Event” means, with respect to any Joint Venture from which the Borrower has included any dividends or distributions actually received in cash for purposes of calculating Midstream Adjusted EBITDA of the Borrower and its Consolidated Subsidiaries, the occurrence of any of the following:

(a) the Borrower and its Subsidiaries shall cease to own and control directly or indirectly at least the amount of Equity Interests or other voting ownership of such Joint Venture that the Borrower or any of its Subsidiaries initially owned;

(b) the incurrence, creation, assumption or existence of any Debt by such Joint Venture other than Permitted Joint Venture Debt;

(c) the sale, distribution or other disposition by such Joint Venture of a material portion of its assets or properties outside the ordinary course of business such that the approval or consent of a specified percentage of the members or other holders of voting Equity Interests of such Joint Venture or, if applicable, the board or other applicable managing body of such Joint Venture, is required under the terms of such Joint Venture’s organizational documents;

(d) the incurrence, creation, assumption or existence of any Lien on the assets or properties of such Joint Venture other than Excepted Liens;

(e) the amendment, waiver or other modification of any gathering, compressing, processing, transportation, services or other commercial agreement (including, without limitation, the Carnero Transportation Services Agreement and the Carnero Gathering Agreement) to which the primary revenues of such Joint Venture are attributable if the effect of such amendment, waiver or other modification is to reduce (or could reasonably be expected to reduce) in any material respect any minimum committed volumes or minimum committed service level thereunder; or

(f) such Joint Venture shall voluntarily declare bankruptcy, or file a petition or otherwise seek protection under any federal or state bankruptcy, insolvency or reorganization law, or commence liquidation, winding up, dissolution, recapitalization or reorganization.

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(d) Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Applicable Margin” to replace the pricing table therein with the following:

Borrowing Base Utilization Percentage	Eurodollar Loan	ABR Loan	Commitment Fee Rate
> 90%	3.25%	2.25%	0.500%
> 75% < 90%	3.00%	2.00%	0.500%
> 50% < 75%	2.75%	1.75%	0.500%
> 25% < 50%	2.50%	1.50%	0.500%
< 25%	2.25%	1.25%	0.500%

(e) Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Catarina Gathering Agreement” to replace the reference to “[____________]” therein with “October 14, 2015”.
(f) Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Midstream Adjusted EBITDA” to add the following paragraph at the end thereof:

“For purposes of computing Midstream Adjusted EBITDA for any period, so long as no Trigger Event has occurred and is continuing, Adjusted EBITDA shall be increased by the aggregate amount of dividends or distributions actually received in cash during such period by the Borrower or any Consolidated Subsidiaries from any Joint Venture for which the Borrower has delivered to the Administrative Agent the financial statements thereof in accordance with Section 8.01(r), provided that the aggregate amount attributable to such dividends or distributions actually received from such Joint Venture shall not exceed twenty percent (20%) of the Midstream Adjusted EBITDA (as increased by such dividends or distributions received from such Joint Venture) of the Borrower and its Consolidated Subsidiaries for such period.”

(g)    Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Midstream Properties” to replace the instance of the “the Borrower and its Subsidiaries” therein with “the Borrower, the Borrower’s Subsidiaries, and any Joint Venture”.

(h) Section 1.01 of the Credit Agreement is hereby amended by amending the definition of “Subsidiary” to add the following sentence at the end thereof:

“Notwithstanding anything to the contrary contained herein, the definition of Subsidiary shall not include Carnero Gathering, LLC or any other Joint Venture.”

(i) Section 2.07(h) of the Credit Agreement is hereby amended to renumber “clause (ii)” therein as “clause (i)” and to renumber “clause (iii)” therein to “clause (ii)”.
(j) Each reference in the Credit Agreement to “Section 2.07(h)(iii)” shall be amended and replaced with “Section 2.07(h)(ii)”.

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(k) Section 3.03(c) of the Credit Agreement is hereby amended by (i) renumbering “clause (iv)” therein to “clause (v)” and (ii) inserting the following as “clause (iv)” therein:

“(iv)  Excess Cash Balances. If at any time while there are any Borrowings outstanding, the Borrower and its Consolidated Subsidiaries have any cash or cash equivalents (other than cash in Cash Collateral Accounts) in excess of $10,000,000 in the aggregate at any time (other than any cash set aside to pay dividends or distributions to the Borrower’s Equity Interest holders and its Consolidated Subsidiaries’ Equity Interest holders in the next ninety (90) days) (the "Excess Cash"), then the Borrower shall prepay the Borrowings in an amount equal to the Excess Cash within three (3) Business Days after such Excess Cash exists; provided that to the extent that any Excess Cash results from the receipt of the proceeds of any sale or disposition of Property, then the Borrower shall not be required to prepay such Excess Cash until the fifth Business Day following the receipt of such proceeds. Each prepayment of Borrowings pursuant to this Section 3.03(c)(iv) shall be applied as directed by the Borrower, provided that if the Borrower does not provide instructions for the application of such prepayment, such prepayment shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto. Each prepayment of Borrowings pursuant to this Section 3.03(c)(iv) shall be applied ratably to the Loans included in the prepaid Borrowings.”

(l) Section 6.02 of the Credit Agreement is hereby amended by inserting a new clause (f) therein immediately after clause (e) therein, to read as follows:

“(f)   At the time of, and immediately after giving effect to, such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Borrower and its Consolidated Subsidiaries shall not have any cash or cash equivalents (other than cash in Cash Collateral Accounts) in excess of $10,000,000 in the aggregate (other than any cash set aside to pay dividends or distributions to the Borrower’s Equity Interest holders and its Consolidated Subsidiaries’ Equity Interest holders in the next ninety (90) days).”

(m) Section 7.17(a) of the Credit Agreement is hereby amended by replacing the instance of “80%” therein with “90%”.
(n) Section 7.18(c) of the Credit Agreement is hereby amended to replace the reference therein to “80%” to “90%”.

(o)    Section 7.22 of the Credit Agreement is hereby amended by replacing the reference to “[_________]” in the first line thereof with “the Second Amendment Effective Date”, and replacing the word “hereof” in the second sentence therein with the word “thereof”.

(p) Section 7.23 of the Credit Agreement is hereby amended by (i) adding immediately after the term “Palmetto Acquisition” therein the phrase “and investments in Joint Ventures

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permitted under Section 9.05(i)”, and (ii) replacing the reference to the term “RBL Component” in clause (b) therein with the term “Loan Limit”.
(q) Section 8.01(j) of the Credit Agreement is hereby amended to delete the footnote reference at the end of thereof.
(r) Section 8.01(p) of the Credit Agreement is hereby amended by amending and restating the parenthetical therein to read as follows:

“(including, for the avoidance of doubt, any notice given by the Borrower or any of its Subsidiaries under Section 3.3,  3.6,  5.2,  9.1,  10.1 or 11.4)”

(s) Section 8.01 of the Credit Agreement is hereby amended by inserting a new clause (r) therein immediately after the existing clause (q) therein, to read as follows:

“(r)   Joint Venture Financial and Other Notice Information. If Borrower has included any dividends or distributions actually received in cash from any Joint Venture for purposes of calculating Adjusted EBITDA of the Borrower and its Consolidated Subsidiaries for the most recently ended fiscal quarter, then simultaneously with the delivery of the financial statements and certificates required to be delivered pursuant to Section 8.01(a) or Section 8.01(b), the Borrower shall deliver unaudited quarterly financial statements (with respect to the first three (3) fiscal quarters) and audited year-end financial statements provided to the Borrower by any Joint Venture.  For any Joint Venture that the Borrower has included the amount of dividends or distributions actually received in cash from such Joint Venture for purposes of calculating Adjusted EBITDA of the Borrower and its Consolidated Subsidiaries, the Borrower shall promptly furnish to the Administrative Agent, copies of any material notices, reports or other information about the business affairs and financial condition of such Joint Venture that the Joint Venture is required to deliver to its equityholders, after the Joint Venture delivers such information to the holders of its Equity Interests.”

(t) Section 8.01 of the Credit Agreement is hereby amended by inserting a new clause (s) therein, to read as follows:

“(s)  Excess Cash Reporting.  No later than one (1) Business Day following the date that the Borrower determines that the Borrower and its Consolidated Subsidiaries shall hold Excess Cash, written notice thereof together with, in reasonable detail, the aggregate amount of cash and cash equivalents then held by the Borrower and its Consolidated Subsidiaries, account information with respect to each deposit bank account (or, if applicable, securities account) in which such cash and cash equivalents are then held, the amount of the Excess Cash, the anticipated payment date of any repayment required pursuant to Section 3.02(c)(iv), and information concerning any cash or cash equivalents held by the Borrower and its Consolidated Subsidiaries that is excluded from the definition of “Excess Cash”.”

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(u) Section 8.01 of the Credit Agreement is hereby amended by inserting a new clause (t) therein, to read as follows:

“(t)  Promptly but in any event within one (1) Business Day following request therefor, such information as the Administrative Agent shall have requested with respect to the cash and cash equivalents then held by the Borrower and its Consolidated Subsidiaries, including, without limitation, information of the types described in the foregoing clause (s) of this Section 8.01.”

(v) Section 8.12(a)(i) of the Credit Agreement is hereby amended by replacing the instance of “80%” therein with “90%”.
(w) Section 8.12(b)(x) of the Credit Agreement is hereby amended by replacing the instance of “80%” therein with “90%”.
(x) Section 8.12(c) of the Credit Agreement is hereby amended by replacing each instance of “80%” therein with “90%”.

(y)    Section 8.13 of the Credit Agreement is hereby amended by (i) replacing each instance of “80%” in clause (a) therein with “90%”, and (ii) inserting new clauses (c) and (d) therein immediately after the existing clause (b) therein, to read as follows:

“(c)  In the event that the Borrower or any Subsidiary acquires Equity Interest or other ownership interest in any Joint Venture, then the Borrower shall, or shall cause such Subsidiary to, promptly pledge all of its Equity Interest in such Joint Venture (including, without limitation, delivering any original stock or membership interest certificates (if such interests are certificated) evidencing all of the issued and outstanding Equity Interests of such Joint Venture to the Collateral Agent, together with appropriate undated stock powers, or other equivalent instruments of transfer reasonably acceptable to Administrative Agent, for each certificate duly executed in blank by the owner thereof) and execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent or its designee, including without limitation, the execution and delivery of a supplement to the Pledge and Security Agreement in the form of Annex 1 to the Pledge and Security Agreement.

(d)   The Borrower shall, and shall cause each Guarantor to, do all things reasonably requested by the Collateral Agent in accordance with the Pledge and Security Agreement in order to enable the Collateral Agent to have and maintain “control” (as defined in the UCC) pursuant to an account control agreement in form and substance reasonably satisfactory to the Collateral Agent over the each of the Borrower’s and such Guarantor’s deposit accounts (as listed in Item G of Schedule II to the Pledge and Security Agreement).”

(z) Section 8.16 of the Credit Agreement is hereby amended by replacing the instance of “80%” therein with “90%”.
(aa) Clause (iii) of Section 9.04 of the Credit Agreement is hereby amended by replacing the reference to “RBL Component” therein and replacing it with “Loan Limit”.

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(bb)  Section 9.05 of the Credit Agreement is hereby amended by deleting the “or” at the end of clause (g) therein, replacing the period at the end of clause (h) therein with “; or” and adding a new clause (i) therein to read as follows:

“(i)   Investments in any Joint Venture so long as  (i) prior to making such Investment, the Borrower shall provide to the Administrative Agent a certificate from a Responsible Officer giving notice of its proposed investment in such Joint Venture and acknowledging its undertaking to pledge the Equity Interests of such Joint Venture and deliver such other additional closing documents and certificates in compliance with Section 8.13 of this Agreement, (ii)  there shall remain at least 20% of unused borrowing capacity that can be accessed under the Borrowing Base after giving effect thereto, and (iii) no Default or Event of Default shall exist or result therefrom.”

(cc) Article IX of the Credit Agreement is hereby amended to insert a new Section 9.23 therein immediately after the existing Section 9.22 therein, to read as follows:

“Section 9.23   Joint Ventures.  (a) With respect to any Joint Venture, if the Borrower or a Subsidiary is the voting party on any matter with respect to the management and operations of such Joint Venture, neither the Borrower nor any Subsidiary shall, without the consent of the Majority Lenders, vote in favor of, approve or consent to (i) the incurrence, creation, assumption or existence of any Debt by such Joint Venture other than Permitted Joint Venture Debt, (ii) the sale, distribution or other disposition of any material portion of the assets or properties by such Joint Venture outside the ordinary course of business such that the approval or consent of a specified percentage of the members or other holders of voting Equity Interests of such Joint Venture or, if applicable, the board or other applicable managing body of such Joint Venture, is required under the terms of such Joint Venture’s organizational documents, (iii) the incurrence, creation, assumption or existence of Liens by such Joint Venture other than Excepted Liens, or (iv) the amendment, waiver or other modification of any material gathering, compressing, processing, transportation, services or other commercial agreement (including, without limitation, the Carnero Transportation Services Agreement and the Carnero Gathering Agreement) to which the primary revenues of such Joint Venture are attributable if the effect of such amendment, waiver or modification is to reduce (or could reasonably be expected to reduce) in any material respect any minimum committed volumes or minimum committed service level thereunder.

(b) If a Joint Venture is managed by a board of directors or other managing body, then (x) neither the Borrower nor any Subsidiary shall, without the consent of the Majority Lenders, instruct its representative(s) on the board or other managing body to vote for (i) the incurrence, creation, assumption or existence of any Debt by such Joint Venture other than Permitted Joint Venture Debt, (ii) the sale, distribution or other disposition of any material portion of the assets or properties by such Joint Venture outside the ordinary course of business such that the approval or consent of a specified percentage of the members or other holders of voting Equity Interests of such Joint Venture or, if applicable, the board or other applicable managing body of such Joint Venture, is required under the terms of such Joint Venture’s organizational documents, (iii) the incurrence, creation, assumption or existence of Liens by such Joint Venture other than Excepted Liens, or (iv) the amendment, waiver or other modification of any material gathering, compressing,

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processing, transportation, services or other commercial agreement (including, without limitation, the Carnero Transportation Services Agreement and the Carnero Gathering Agreement) to which the primary revenues of such Joint Venture are attributable if the effect of such amendment, waiver or modification is to reduce (or could reasonably be expected to reduce) in any material respect any minimum committed volumes or minimum committed service level thereunder and (y) the Borrower and each Subsidiary shall expressly instruct its representative(s) on the board or other managing body to oppose any proposal to vote in favor of, consent to or approve any of the foregoing actions or events.

Section 3.    Ratification.  Except as expressly amended, modified or waived herein, each of the Borrower and the Guarantors hereby ratifies and confirms all of the Obligations under the Credit Agreement and the other Loan Documents to which it is a party, and all references to the Credit Agreement, the Mortgages and the Notes in any of the Loan Documents shall be deemed to be references to the Credit Agreement, the Mortgages and the Notes as amended, modified or waived hereby.

Section 4. Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:
(a) the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent, the Collateral Agent, the Borrower, the Guarantors and the Lenders;

(b)    the Administrative Agent shall have received: (A) reasonably satisfactory evidence that, upon the consummation of the Carnero Acquisition, the Borrower has (or contemporaneously with the Amendment Effective Date, shall have) acquired, pursuant to the Carnero PSA, the equity interest of Carnero Gathering described therein, free of any Liens other than Excepted Liens and Liens in favor of the Collateral Agent; (B) a certificate of a Responsible Officer of the General Partner (1) certifying that, upon the consummation of the Carnero Acquisition, the Borrower has (or will have) consummated the acquisition contemplated by the Carnero PSA substantially in accordance with its terms and all conditions to the obligations of the parties set forth in the Carnero PSA (other than the payment of the purchase price thereunder) shall have been satisfied or waived, and no provision thereof shall have been waived, amended, supplemented or otherwise modified to the extent such waiver, amendment, supplement or other modification would reasonably be expected to adversely affect the Lenders (except as otherwise agreed by the Lenders), (2) certifying that the equity interest described in the Carnero PSA has been (or is to be) acquired pursuant to the Carnero PSA, (3) certifying as to the final purchase price paid (or to be paid) under the Carnero PSA after giving effect to all adjustments as of the closing date for such acquisition, and specifying, by category, the amount of such adjustment, and (4) certifying that attached thereto is a true and complete executed copy of the Carnero PSA pursuant to which the Borrower has acquired (or will acquire) such equity interests, together with true and complete copies of the Services and Secondment Agreement between Carnero Gathering and TPL SouthTex Processing Company LP (“TPL SouthTex”) dated as of June 23, 2016, the Amended and Restated Transportation Services Agreement between Carnero Gathering and TPL SouthTex dated as of June 23, 2016, and the Firm Gas Gathering Agreement by and among Sanchez Energy Corporation, SN Catarina, LLC and TPL SouthTex Processing Company dated as of October 2, 2015; and (C) duly executed releases

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and/or terminations of any financing statements or other encumbrances specifically referencing and burdening such equity interest, if any;

(c)    the Collateral Agent shall have received (i) from the Borrower duly executed counterparts (in such number as may be requested by the Administrative Agent) of a supplement to the Pledge and Security Agreement (with respect to its Equity Interests in Carnero Gathering), and (ii) one or more original membership interest certificates evidencing all of the issued and outstanding Equity Interests of Carnero Gathering acquired by the Borrower, together with the appropriate undated stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent, for each certificate duly executed in blank by the owner of such Equity Interests;

(d)    the Borrower and each Guarantor shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment the Borrower and each Guarantor do hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite limited partnership or limited liability company action, as applicable, on the part of the Borrower or such Guarantor, as applicable, (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower or such Guarantor, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity, (iii) the representations and warranties of the Borrower or such Guarantor, if any, set forth in the Credit Agreement and in each other Loan Document to which it is a party, shall be true and correct on and as of the Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall have been true and correct as of such specified earlier date, (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents and (v) since December 31, 2014, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect; and

(e)    the Borrower shall have paid all agreed fees to the extent due and payable in connection with this Amendment and paid or reimbursed the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of this Amendment (including the reasonable fees, disbursements and other charges of Mayer Brown LLP), in each case, to the extent provided in Section 12.03 of the Credit Agreement.

Section 5.    Authorization of Collateral Agent.  The Lenders hereby authorize the Collateral Agent to supplement or otherwise amend that certain Pledge and Security Agreement to include the Borrower’s Equity Interest in Carnero Gathering as Collateral and to make other conforming changes related thereto.

Section 6. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

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CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 7. Miscellaneous.

(a)    On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as amended or otherwise modified by this Amendment.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower  or any Guarantor or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(c)    Each of the Borrower and each Guarantor represents and warrants that as of the date hereof (i) it has the limited partnership or limited liability company power and authority to execute, deliver and perform the terms and provisions of this Amendment, has taken all necessary limited partnership or limited liability company action to authorize the execution, delivery and performance of this Amendment, delivery and performance of this Amendment does not and will not contravene the terms of the Borrower’s or such Guarantor’s, as applicable, organizational documents; (ii) it has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of the Borrower or such Guarantor enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law); (iii) no Default or Event of Default has occurred and is continuing; and (iv) no action, suit, investigation or other proceeding is pending or threatened before any arbitrator or Governmental Authority seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages from the Borrower in connection with this Amendment or which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 8.    Severability.  Any provisions of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid.

Section 9.    Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Collateral Agent, the Lenders, the Issuer, the Borrower and each Guarantor and their respective successors and assigns.

Section 10.    Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed

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counterpart of a signature page to this Amendment by telecopier or electronically by .pdf shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 11. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment or any other Loan Document.

Section 12.    Integration.  This Amendment represents the final agreement of the Borrower, each Guarantor, the Collateral Agent, the Administrative Agent, the Issuer, and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, any Guarantor, the Administrative Agent, the Collateral Agent, the Issuer, nor any Lender relative to subject matter hereof not expressly set forth or referred to herein.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer(s) thereunto duly authorized as of the date first above written.

SANCHEZ PRODUCTION PARTNERS LP, as Borrower

By:	SANCHEZ PRODUCTION PARTNERS GP LLC, its general partner

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

CEP MID-CONTINENT LLC,
as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

NORTHEAST SHELF ENERGY, L.L.C.,
as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

MID-CONTINENT OILFIELD SUPPLY, L.L.C.,
as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

SEP HOLDINGS IV, LLC,
as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

CATARINA MIDSTREAM, LLC,
as a Guarantor

By:	/s/ Charles C. Ward
Name:	Charles C. Ward
Title:	Chief Financial Officer

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Yvonne Brazier
Name:	Yvonne Brazier
Title:	Manager, Agency

ROYAL BANK OF CANADA,
as a Lender and the Issuer

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

CIT BANK, N.A. (f/k/a OneWest Bank, N.A.),
as a Lender

By:	/s/ Zachary Holly
Name:	Zachary Holly
Title:	Vice President

COMPASS BANK,
as a Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

SUNTRUST BANK,
as a Lender

By:	/s/ John Kovarik
Name:	John Kovarik
Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Matthew Brice
Name:	Matthew Brice
Title:	Vice President

CITIBANK, N.A.,
as a Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

COMERICA BANK,
as a Lender

By:	/s/ Jeff Treadway
Name:	Jeff Treadway
Title:	Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Max Wallins
Name:	Max Wallins
Title:	Authorized Signatory

ING CAPITAL LLC,
as a Lender

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Director

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director